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                                                                    Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Registration of OptiCare Health Systems, Inc. on Form S-1 of our report related to the combined financial statements of OptiCare Eye Health Centers, Inc. and Affiliate dated March 26, 1999, appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


Deloitte & Touche LLP
Hartford, Connecticut

December 17, 1999